UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 16, 2008
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 16, 2008, International Lease Finance Corporation (the “Company”) requested to borrow the maximum principal amount of $6.5 billion under its three unsecured revolving credit facilities from the lenders party thereto. As of September 18, 2008, the Company has received approximately $6.4 billion of the requested amount. The Company expects to receive the remainder of the funds (less than $100,000,000) by September 19, 2008. The Company drew on the credit facilities to provide it with liquidity to repay its commercial paper and other general obligations as they become due.
The Company’s three unsecured revolving credit facilities consist of: (1) a $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006 (the “2006 Credit Agreement”), by and among the Company, the banks named therein and Citicorp USA, Inc. (the “Agent”), as administrative agent, (2) a $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 14, 2005 (as amended by Amendment No. 1, dated October 13, 2006, the “2005 Credit Agreement”), by and among the Company, the banks named therein and the Agent, and (3) a $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 15, 2004 (as amended by Amendment No. 1, dated October 13, 2006, the “2004 Credit Agreement”), among the Company, the banks named therein and the Agent. The material terms of the 2006 Credit Agreement and the 2005 Credit Agreement are described in Current Reports on Form 8-K filed by the Company on October 18, 2006 and October 18, 2005, each of which descriptions are herein incorporated by reference. The 2004 Credit Agreement provides that the Company may borrow up to $2.0 billion on a five-year revolving basis for general corporate purposes, which may be in the form of committed borrowings or competitive bid borrowings. Interest on any borrowed amounts will be based on, in the case of competitive bid loans, the offering bank’s specified rate or LIBOR plus or minus the rate margin set forth by the offering bank, or in the case of committed loans, either base rate or LIBOR plus an applicable margin determined by a ratings based pricing grid. The 2004 Credit Agreement also contains, among others, financial covenants providing for limitations on indebtedness, restricted payments, liens and sale of assets, a fixed charge coverage ratio and minimum consolidated tangible net worth. The 2006 Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 18, 2006. The 2005 Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 18, 2005 and as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 18, 2006. The 2004 Credit Agreement is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 18, 2006. Each of the 2006 Credit Agreement, 2005 Credit Agreement and 2004 Credit Agreement are incorporated into this Item 2.03 as if fully set forth herein.
The principal amounts borrowed under each credit facility will bear interest at the Base Rate, which interest will be due and payable on the last day of each calendar quarter and on the date the principal amount under such credit facility is due and payable. The Base Rate equals a fluctuating interest rate per annum, as is in effect from time to time, which rate per annum will on any day be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate and (b) the Federal Funds Rate for such day plus 1/2 of 1% per annum. Amounts borrowed under the 2004 Credit Agreement, 2005 Credit Agreement and 2006 Credit Agreement are due and payable on October 15, 2009, October 14, 2010, and October 13, 2011, respectively, or earlier upon exercise by the lenders under the respective credit agreements of their right to accelerate the due date of obligations upon the occurrence of an event of default.
The descriptions of each of the 2006 Credit Agreement, the 2005 Credit Agreement and 2004 Credit Agreement herein do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.
Certain of the lenders party to each of the 2006 Credit Agreement, 2005 Credit Agreement and 2004 Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K, including Exhibit 99.1, may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report on Form 8-K. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K, including Exhibit 99.1, should be considered in connection with any subsequent written or oral forward looking statements that the Company or persons acting on its behalf may issue.

Item 7.01	Regulation FD Disclosure.
The Company issued a press release on September 18, 2008 announcing its borrowing under its three unsecured revolving credit facilities.
A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release of International Lease Finance Corporation dated September 18, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer

DATED: September 18, 2008